
<ARTICLE>                  5

<PERIOD-TYPE>                                        3-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         JUN-30-1996
<CASH>                                               585,276
<SECURITIES>                                         751,713
<RECEIVABLES>                                        6,611
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     21,147<F1>
<PP&E>                                               528,424
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       24,748,464<F2>
<CURRENT-LIABILITIES>                                791,454<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           23,449,927
<TOTAL-LIABILITY-AND-EQUITY>                         24,748,464<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     69,494<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     160,313<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   3,220
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (684,612)<F7>
<EPS-PRIMARY>                                        (18.95)
<EPS-DILUTED>                                        000

<F1>Included in current assets:  Tenant security deposits $1,677,  Other current assets  $12,634 and  Mortgagee  escrow  deposits  $6,836
<F2>Included  in total assets: Investments in Local Limited Partnerships
$21,597,724, Other investments $1,250,902,   Organization  costs  $6,667.
<F3>Current  liabilities  includes: Accounts payable to affiliates  $740,415,
Accounts payable and accrued expenses $42,971, Accrued interest $3,622, Current portion of mortgage notes payable $2,769 and Security deposits payable $1,677.
<F4>Included in Total Liabilities and Equity:  $507,211 of long-term  debt and
Minority  interest in Local Limited Partnerships  $(128)
<F5>Total  revenue  includes:  Rental $22,398,  Investment $15,362 and
Other $31,734.
<F6>Included in Other Expenses: Asset Management fees $44,359,  General and
Administrative $70,068, Property Management fees $1,799, Rental operations, exclusive of depreciation $22,672, Depreciation $10,562 and Amortization $10,853.
<F7>Net loss reflects:  Equity in losses of Local Limited Partnerships  of
$(614,623),  and  minority  interest in loss of Local  Limited Partnerships
$149 and  Accretion  of Original  Issue  Discount  $23,901.

